Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
     We consent to the incorporation by reference into the Registration Statement on Form S-8 of our report dated March 20, 2007, with respect to the consolidated financial statements of Natural Health Trends Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 2006 filed with the Securities and Exchange Commission.
/s/ Lane Gorman Trubitt, L.L.P.
Dallas, Texas
April 20, 2007